UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 12, 2013

Date of Earliest Event Reported: April 12, 2013

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Harwood Street, Suite 2410

Dallas, Texas

(Address of principal executive offices)

75201

(Zip code)

(972) 479-5980

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in this 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On April 12, 2013, Mid-Con Energy Partners, LP (the “Partnership”) announced that its bank group has unanimously reaffirmed the Partnership’s $130 million borrowing base as part of the Partnership’s regularly scheduled semi-annual redetermination. There were no changes to the interest rate, repayment terms or number of banks in the revolving credit facility. The next scheduled redetermination of the borrowing base will occur on or about October 30, 2013.

Additionally, we announced that we will participate in following upcoming investor conferences.

•	IPAA OGIS – Tuesday, April 16, 2013 at 10:00 a.m. EDT (9:00 a.m. CDT) in New York, NY

•	National Association of Publicly Traded Partnerships (“NAPTP”) MLP Investor Conference – Wednesday, May 22, 2013 at 11:15 a.m. EDT (10:15 a.m. CDT) in Greenwich, CT

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The corresponding materials utilized at each conference will be accessible on our website, www.midconenergypartners.com, no later than the morning of each conference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press release dated April 12, 2013.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: April 12, 2013	By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead
President and Chief Financial Officer